UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NATIONAL CITY CORPORATION
(Exact name of registrant as specified in its charter)
NATIONAL CITY CAPITAL TRUST III
(Exact name of registrant as specified in its trust agreement)

Delaware	34-1111088	Delaware	20-7117654
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o National City Corporation
1900 East Ninth Street	1900 East Ninth Street
Cleveland, Ohio 44114	Cleveland, Ohio 44114
(Address Of Principal Executive Offices)	(Address Of Principal Executive Offices)

Name of Each Exchange on Which each
Title Of Each Class to be so registered	class is to be Registered:
Trust Preferred Securities of National City Capital Trust III	New York Stock Exchange, Inc.
Junior Subordinated Debt Securities of National City Corporation*	New York Stock Exchange, Inc.
National City Corporation’s Guarantee of National City Capital Trust	New York Stock Exchange, Inc.
III’s Trust Preferred Securities *
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
Securities Act registration statement file number to which this form relates: Registration Nos. 333-138195 and 333-138195-02
Securities to be registered pursuant to Section 12(g) of the Act: None

*	Not for trading, but only in connection with the registration of the Trust Preferred Securities

Item 1. Description of Registrants’ Securities to be Registered.
     The title of the class of securities to be registered hereunder is “Trust Preferred Securities” (the “Capital Securities”). The Capital Securities will be issued by National City Capital Trust III and guaranteed by National City Corporation (“National City”) to the extent set forth in the form of guarantee (the “Guarantee”) and certain other documents of National City. A description of the Capital Securities is set forth in the Registration Statement on Form S-3 (File Nos. 333-138195 and 333-138195-02), filed with the Securities and Exchange Commission (the “Commission”) on October 25, 2006 (the “Registration Statement”) and the Prospectus Supplement relating thereto dated May 18, 2007 and filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Securities Act”), under the captions “National City Capital Trust III,” “Certain Terms of the Capital Securities,” “Certain Terms of the ICONs” and “Relationship Among the Capital Securities, the ICONs and the Guarantee,” which descriptions are hereby incorporated by reference. Any form of prospectus or prospectus supplement that includes such descriptions that is subsequently filed by the registrants as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference herein.
Item 2. Exhibits.
     The following exhibits are filed as part of this registration statement on Form 8-A.

4.1	Certificate of Trust of National City Capital Trust III (filed as Exhibit 4.4 to National City Capital Trust III’s Registration Statement on Form S-3, Commission Nos. 333-138195 and 333-138195-02 filed with the Commission on October 25, 2006, and incorporated herein by reference).

4.2	Amended and Restated Trust Agreement dated as of May 25, 2007, by and among National City Corporation, The Bank of New York Trust Company, N.A., as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and Administrative Trustees named therein (filed as Exhibit 4.3 to National City’s Current Report on Form 8-K filed with the Commission on May 25, 2007, and incorporated herein by reference).

4.3	Guarantee Agreement, dated as of May 25, 2007, by and among National City Corporation and The Bank of New York Trust Company, N.A., as trustee (filed as Exhibit 4.6 to National City’s Current Report on Form 8-K filed with the Commission on May 25, 2007, and incorporated herein by reference).

4.4	Junior Subordinated Debt Indenture, dated as of November 3, 2006, between National City Corporation, as issuer, and The Bank of New York Trust Company, N.A., as trustee (filed as Exhibit 4.1 to National City’s Current Report on Form 8-K filed with the Commission on May 25, 2007, and incorporated herein by reference).

4.5	Second Supplemental Indenture dated as of May 25, 2007, between National City Corporation, as issuer, and The Bank of New York Trust Company, N.A., as Indenture Trustee (filed as Exhibit 4.2 to National City’s Current Report on Form 8-K filed with the Commission on May 25, 2007, and incorporated herein by reference).

4.6	Form of Capital Security (included as part of Exhibit 4.2).

4.7	Form of Junior Subordinated Debt Security (included as part of Exhibit 4.5).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Date: May 25, 2007	NATIONAL CITY CORPORATION
	By:	/s/ Thomas A. Richlovsky
		Name:	Thomas A. Richlovsky
		Title:	Senior Vice President and Treasurer

NATIONAL CITY CAPITAL TRUST III
	By:	/s/ Thomas A. Richlovsky
		Name:	Thomas A. Richlovsky
		Title:	Administrative Trustee

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